Exhibit 99.1

EyeGate Pharmaceuticals Announces Pricing of $10,000,000

Public Offering of Common Stock and Warrants

WALTHAM, Mass., July 30, 2015 — Eyegate Pharmaceuticals, Inc. (NASDAQ: EYEG, EYEGW) (“EyeGate” or the “Company”), a specialty pharmaceutical company that focuses on developing and commercializing therapeutics and drug delivery systems for treating diseases of the eye, today announced the pricing of an underwritten public offering of 1,176,470 shares of its common stock and warrants to purchase up to 1,176,470 shares of its common stock, at a combined price to the public of $8.50 per one share of common stock and warrant to purchase one share of common stock. The warrants have a per share exercise price of $10.62, are exercisable immediately, and expire five years from the date of issuance. The gross proceeds to EyeGate from this offering are expected to be approximately $10,000,000, before deducting underwriting discounts and commissions and other estimated offering expenses. As a result of the offering, the Company’s common stock and warrants will become listed on the NASDAQ Capital Market and will trade separately under the ticker symbols “EYEG” and “EYEGW,” respectively, beginning on July 31, 2015. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 176,470 shares of common stock and/or warrants to purchase up to 176,470 shares of our common stock. The offering is expected to close on August 5, 2015, subject to customary closing conditions.

Aegis Capital Corp. and Chardan Capital Markets, LLC are acting as joint book-running managers for the offering.

A registration statement on Form S-1 relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on July 30, 2015. The offering is being made only by means of a prospectus. A copy of the prospectus relating to the offering may be obtained, when available, by contacting Aegis Capital Corp, Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY 10019, telephone: 212-813-1010, email: prospectus@aegiscap.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EyeGate:

EyeGate is a clinical-stage specialty pharmaceutical company that is focused on developing and commercializing therapeutics and drug delivery systems for treating diseases of the eye. EGP-437, the Company’s first and only product in clinical trials, incorporates a reformulated topically active corticosteroid, Dexamethasone Phosphate that is delivered into the ocular tissues through EyeGate’s proprietary innovative drug delivery system, the EyeGate® II Delivery System. For more information, please visit www.EyeGatePharma.com.

Safe Harbor Statement:

Some of the statements in this press release are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements due to global political, economic, business, competitive, market, regulatory and other factors and risks, including, among other things, certain risk factors described under the heading “Risk Factors” contained in our Annual Report on Form 10-K filed with the SEC on March 31, 2015, or described in our other public filings. Our results may also be affected by factors of which we are not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. EyeGate expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact:

Lee Roth / Joseph Green

The Ruth Group for Eyegate Pharmaceuticals

646-536-7012 / 7013

lroth@theruthgroup.com / jgreen@theruthgroup.com